Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated October 27, 2014 relating to the consolidated financial statements of Manchester United plc which appears in Manchester United plc’s Annual Report on Form 20-F/A for the year ended June 30, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Manchester, United Kingdom

17 September, 2015